Service Agreement

THIS AGREEMENT is made the 2nd day of August 2023 BETWEEN:

PARTIES

(1) **Global Leaders Corporation,** a company incorporated in Nevada, U.S, with its business identification #NV20201857908 (hereinafter referred as "**GLC**")

(2) **VP ASSET STRATEGISTS,** a company incorporated in RM D, BLK 2, 19/F, CASCADES, 93 CHUNG HAU STREET, KL (hereinafter referred as the "**VPAS**")

RECITALS

(1) **VPAS** is desirous of engaging the Service Provider to conduct a **One-on-One Coaching of Strategic Thinking to Director.**
(2) Methodology: One-on-One Coaching
(3) Duration: 1 month, total 2 sessions of 2 hours

NOWS IT IS AGREED as follows:

1. SERVICE FEE

1.1 **VPAS** shall pay to the Service Provider the sum of HK$20,000 or such other sum as shall become payable at the times and in the manner provided in the terms and conditions of the Agreement.

1.2 **VPAS** shall not be liable for any expenses, charges, costs, fees other than the Fee as specified or as expressly agreed in writing by the parties.

2. SERVICE PROVIDER'S OBLIGATIONS

2.1 The Service Provider shall provide the Services with reasonable skill, care and diligence commensurate with the nature, size and complexity of the Services, and in conformity with the normal standards of the Service Provider's profession and to the satisfaction of **VPAS.**

2.2 The Service Provider shall keep **VPAS** fully and properly informed of all material matters which may require further instruction or direction from **VPAS** or which may properly be considered as material to the interest of **VPAS;** and where applicable, inform **VPAS** on its becoming apparent that the Services need to be varied.

3. DEFAULT

3.1 If the Service Provider fails to carry out all or any of the Services provided for in this Agreement, **VPAS** may its absolute discretion terminate the whole or any part of this Agreement by notice in writing to the Service Provider, but without prejudice to any claims by **VPAS** for breach of this Agreement including but not limited to **VPAS**'s right to assign the balance of the uncompleted Services to another service provider or service providers whereupon the Service Provider shall be liable for any sums do incurred in excess of the Fee.

4. TERMINATION

4.1 The Service Provider warrants that it shall use reasonable care and skill in performing the scope of Services set out in this Agreement. If any part of Services is performed negligently or in breach of the provisions of the Agreement or any law, **VPAS** may terminate this Agreement at any time by written notice to the Contractor.

4.2 Termination of this Agreement shall be without prejudice to any other rights and remedies of the parties under other provisions of this Agreement or otherwise at law or in equity.

5. INDEMNITY

5.1 The Service provider shall indemnify and hold **VPAS**, its employee and agents against all claims or any losses or damages which **VPAS** suffers or incurs as a result of:

(i) any acts or omissions of the Service Provider;

(ii) any claims by any person relating to the supply of the Services or its use by the **VPAS** or any ither person or any delay or failure to provide the Services;

(iii) a breach by the Service Provider of this Agreement; and

(iv) any unauthorized activity by the Service Provider.

6. CONFIDENTIALITY

6.1 The Service Provider shall not at any time before, during or after the project disclose any confidential information in connection with the Services or concerning **VPAS** to any third party except with the prior written consent of GLC. Furthermore, they should not release or publish any advertising or publicity materials relating to the Services without the prior written consent of **VPAS**.

7. GOVERNING LAW

7.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby agree to submit to the jurisdiction of the courts of Hong Kong in relation to any matters arising out of this Agreement.

IN WITNESS WHEREOF, this Agreement has been entered into as of the day, month and year first above written in duplicate.

SIGNED BY: **Yip Hoi Hing Peter**
President & CEO

____
For and on behalf of
Global Leaders Corporation

SIGNED BY: **Tsang Man Yee Iris**

____
For and on behalf of
VP ASSET STRATEGISTS

Global Leaders Corporation
環球鉅人集團

Invoice

Bill To: VP ASSET STRATEGISTS

Invoice No.: GLCDN 2023002

Attn.: Ms Iris Tsang

Job No. : J23002
Client No. : VPAS

Email :
Tel. : (852) 9412 7428
Fax. : (852)

Issue Date: 15 August 2023

Particulars	Unit Price	Total
Re: Professional Fee for One-on-One Coaching of Strategic Thinking to Director ➢ Duration: 1 month, total 2 sessions of 2 hours		**HKD 20,000-**
This Invoice is due on presentation.	**Total Amount**	**HKD 20,000-**

Payment Methods:

Cheque:

Cheque should be crossed and made payable to "**Global Leaders Corporation**". Please write the name, contact number on the back of the cheque and allow at least 3 days for processing. Post-dated cheque will not be accepted.

Direct Deposit:

Please remit the amount to the following account:

A/C Name:	Global Leaders Corporation
Bank Name:	The Hongkong & Shanghai Banking Corporation Ltd
Bank Address:	No. 1 Queen Road, Central, Hong Kong
Bank Code:	004
A/C No.:	652-389198-001 (HKD) OR 652-389198-838 (RMB/USD)
Swift Code:	HSBCHKHHHKH
Remarks:	Please mail your cheque to Mr Au, Unit 2613-18, 26/F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong or Email your Banking deposits slip to saiman.au@globalleaders.com.hk

Global Leaders Corporation

Global Leaders Corporation

//

0522

中信銀行(國際)有限公司
香港德輔道中61-65號
CHINA CITIC BANK INTERNATIONAL LIMITED
61-65 Des Voeux Road Central, Hong Kong

中信银行(国际)
CHINA CITIC BANK INTERNATIONAL

日Day	月Month	年Year
17	8	2023

祈付 Pay: Global Leaders Corporation

港幣 HK Dollars: Twenty Thousand Only

HK $ 20,000/

VP ASSET STRATEGISTS

VP ASSET STRATEGISTS
VP
資產策劃

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